UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



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                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
                 (Date of earliest event reported) June 14, 2004





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
              -----------------                                ----------
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      -----------------------------------------                ----------
      (Address of Principal Executive Offices)                 (Zip Code)






        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------











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ITEM 9. REGULATION DISCLOSURE

The following General Motors Corporation (GM) press release was omitted from the current report on Form 8-K filed Tuesday, June 15, 2004 which included presentations given to securities analysts and investors in Detroit, Michigan.

GM Affirms Earnings Outlook For Second Quarter And Calendar Year
   -  Great Products, Productivity And Quality Gains Cited
   -  North America On-Track, Europe More Challenging Than Expected
   -  GMAC Performance Continues To Build

DETROIT - General Motors Corp. (NYSE: GM) said today the outlook for the global auto industry remains strong and the company is on-track to meet its second-quarter and 2004-calendar-year financial targets.

At an annual meeting with securities analysts and investors, GM Chairman and Chief Executive Officer Rick Wagoner said, "GM expects record global industry sales of more than 61 million units in 2004. Our strong products, quality and productivity improvements, aggressive marketing, technological advances in design and manufacturing, and a strong commitment to innovation and technology are key to capitalizing on the expanding market."

"GM is on-track to meet its 2004 targets of $2.00 to $2.25 earnings per share in the second quarter this year, and $7.00 per share for the calendar year, excluding special items," said GM Vice Chairman and Chief Financial officer John Devine. "Longer term, we continue to work toward our goal of achieving earnings of $10.00 per share by 2006."

GM's financial-services subsidiary, General Motors Acceptance Corp. (GMAC), continues to be a strong contributor to GM's financial performance. "GMAC is exceeding expectations and is confident it will surpass its target of $2 billion net income for 2004 by a wide margin," Devine said.

GM North America is on-track to hit its earnings target of $1 billion to $1.4 billion this year, despite a continuing tough competitive environment. GM Asia Pacific (GMAP) is showing continued strength and is on-track to earn between $700 million and $800 million. In the Latin America/Africa/Mid-East (GMLAAM) region, the outlook is encouraging and GM expects to reduce losses further and beat the targeted range of ($200) million to ($100) million. The turnaround at GM Europe (GME) has proven more difficult than anticipated, and GME is expected to be in a loss position for the 2004-calendar year, largely because of lower-than-projected revenue growth.

Other financial priorities are on-track, as GM expects to generate $5 billion in operating cash flow, reduce structural costs in automotive operations by more than $500 million, reduce material costs in North America by 3.5 percent and by
3.0 percent in Europe, and hold capital spending to $7 billion.

The outlook for U.S. industry sales for 2004 is approximately 17.2 million, with total North American sales of about 20.2 million. The projection for Europe is also approximately 20.2 million units. Industry sales in Asia Pacific are expected to total about 17.0 million units, while sales in Latin America, Africa and the Mid-East should reach approximately 3.8 million.

General Motors is focused on continuing its 73-year history of global automotive leadership with great design, quality, reliability and durability of every product. Initial acceptance is excellent for the new Opel/Vauxhall Astra, which will be sold in 27 countries in Western and Central Europe. In North America, the focus on design leadership is demonstrated by the new generation of Cadillacs, the new Corvette, the Buick LaCrosse and the Pontiac G6. GM and its joint ventures in China plan to broaden product offerings in that rapidly expanding market, and product strength in Latin America has led to continued market-share gains.

The company's commitment to leadership in powertrain technology is paying off with cars and trucks that offer excellent performance while at the same time making significant gains in fuel efficiency and emission reductions.

"We are improving the performance and efficiency of our current powertrains with displacement-on-demand technology and advanced valvetrain controls for gasoline engines, enhancements in diesel engines for cars and trucks, and sophisticated electronic engine and transmission controls," Wagoner said. "We are developing the broadest portfolio of hybrid systems in the industry, and we are an industry leader in fuel-cell development, all of which we believe provides GM with long-term competitive advantages."

Winning vehicle designs and performance characteristics are complemented by popular options such as OnStar, the leading provider of in-vehicle safety, security and information services, and XM satellite radio, which will be offered on more than 50 U.S. cars and trucks in the 2005 model year.

GM is leveraging its global skills, capabilities, and technical resources to efficiently produce vehicles targeted to meet consumer needs in various local markets throughout the world. "We are pushing hard to achieve market-share growth in all regions and to strengthen our foundation for future growth," Wagoner said. "Our focus is crystal-clear, our progress is steady, and our commitment to leadership is unwavering"

                                      # # #

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on-track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.


                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)

Date:  June 16, 2004                 By:  /s/PETER R. BIBLE
                                     ---  --------------------------
                                         (Peter R. Bible,
                                          Chief Accounting Officer)